As filed with the Securities and Exchange Commission on January 25, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1605762 (I.R.S. Employer Identification Number)

39899 Balentine Drive
Newark, California 94560
(800) 747-0583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Concentrix Corporation 2020 Stock Incentive Plan
(Full title of the plans)

Jane C. Fogarty
Executive Vice President, Legal
Concentrix Corporation
39899 Balentine Drive
Newark, California 94560
(800) 747-0583
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
    Information required by Item 1 and Item 2 of Part I of Form S-8 to be contained in the applicable prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
General Instruction E Information
This Registration Statement is being filed for the purpose of registering an additional 520,327 shares of Concentrix Corporation (the “Company”) common stock, par value $0.0001 per share (“Common Stock”), available for issuance under the Concentrix Corporation 2020 Stock Incentive Plan (the “Plan”) resulting from an automatic annual increase on December 1, 2022 pursuant to the terms of the Plan. These shares of Common Stock are the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. The Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 27, 2020 (File No. 333-251003) and January 14, 2022 (File No. 333-262184), excluding reports that the Company filed with the Commission that were incorporated into such Registration Statements in order to maintain current information about the Company, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents, filed with the Commission by the Company are incorporated by reference:
•The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the Commission on January 28, 2022;
•The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2022, May 31, 2022 and August 31, 2022 filed with the Commission on April 8, 2022, July 8, 2022 and October 7, 2022;
•The Company’s Current Reports on Form 8-K filed with the Commission on December 6, 2021, December 23, 2021, December 30, 2021, March 25, 2022, May 9, 2022, and July 20, 2022; and
•The description of the Common Stock of the Company contained in the Information Statement, filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 (File No. 001-39494), including any amendment or report filed for the purpose of updating such description.
    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions thereof furnished by the Company, including information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.
    Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Concentrix Corporation 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on December 2, 2020).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on the signature page hereto).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the 25th day of January, 2023.

Date:	January 25, 2023	By:	CONCENTRIX CORPORATION /s/ Jane Fogarty
Name: Jane Fogarty Title: Executive Vice President, Legal

The undersigned officers and directors of Concentrix Corporation hereby severally constitute and appoint Christopher Caldwell, Andre Valentine, and Jane Fogarty, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2023.

Signature	Title

/s/ Christopher Caldwell	President and Chief Executive Officer (Principal Executive Officer) and Director
Christopher Caldwell

/s/ Andre Valentine	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Andre Valentine

/s/ Teh-Chien Chou	Director
Teh-Chien Chou

/s/ LaVerne Council	Director
LaVerne Council

/s/ Jennifer Deason	Director
Jennifer Deason

/s/ Kathryn Hayley	Director
Kathryn Hayley

/s/ Kathryn Marinello	Director
Kathryn Marinello

/s/ Dennis Polk	Director
Dennis Polk

/s/ Ann Vezina	Director
Ann Vezina